Exhibit 99.2

EXCESS SHARE AGREEMENT

AGREEMENT made this 18th day of February, 2015 by and between Nickolas W. Jekogian, Jr., as Trustee of the BBJ Irrevocable Family Trust (the “Trust”) and Presidential Realty Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company’s Certificate of Incorporation, as amended (the “Certificate”), provides that any shares purchased or otherwise acquired by a shareholder in excess of 9.2% of the Company’s outstanding common stock as detailed in the Certificate constitute Excess Shares, as that term is defined in the Certificate; and

WHEREAS, the Trust is acquiring 125,000 shares of Class B Common Stock, a portion of which will constitute Excess Shares; and

WHEREAS, the Trust acknowledges that a portion of the shares being purchased constitute Excess Shares and agrees to hold such shares in trust for the Company and to deal with such shares only in accordance with the Certificate, and

WHEREAS, the Company desires to formalize its agreement with the Trust regarding the Shares.

NOW, THEREFORE, the parties hereto agree as follows:

1.             The Trust’s Representations. The Trust hereby represents and warrants to the Company as follows:

1.1              The Trust has been duly formed and has full power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations hereunder.

1.2              This Agreement has been duly executed and delivered by the Trust and constitutes a legal, valid and binding obligation of the Trust, enforceable against it in accordance with its terms.

1.3              The execution and delivery of this Agreement by the Trust and performance of its obligations hereunder do not (a) conflict with the provisions of the Trust’s organization documents; (b) cause or result in the creation or imposition of, or afford any person the right to obtain any lien or other encumbrance on the Excess Shares; or (c) conflict with or result in a breach of, or constitute a default under any contract or instrument to which the Trust is a party or contravene any law, rule or regulation including any U.S. securities law.

2.             Agreements Regarding Excess Shares

2.1              In accordance with the Certificate, the Excess Shares shall be deemed placed in trust (the “Trust Shares”).

2.2              Trust acknowledges that the Trust Shares are Excess Shares and shall be deemed held in trust and otherwise dealt with as provided in the Certificate. The Company agrees that the Trust’s interest in the Trust Shares may be released to any transferee of the Trust Shares provided that the ownership of such shares by such transferee is not in contravention of the Certificate and such transfer is otherwise in accordance with the U.S. securities laws.

2.3              Prior to releasing any of the Trust Shares, the holder thereof shall provide notice of the transfer to the Company and furnish to the Company representations by the transferee as to the transferee’s Ownership of shares in the Company and such other information, including opinions of counsel, as the Company may reasonably request to ensure that the transfer complies with the Certificate and to protect the Company’s REIT status.

2.4              The Trust agrees that it will not vote the Excess Shares or any other shares of the Company’s common stock owned by them which may become Excess Shares, and when they receive a proxy or otherwise have an opportunity to vote any of the Company’s shares of Common Stock, such party will only vote their shares that are not Excess Shares and will deliver their properly completed proxies for all their shares to the Company rather than to their broker or transfer agent. If any of the Excess Shares are voted by the Trust, the Trust shall advise the Company and hereby authorizes the Company to disregard any vote of the Excess Shares pursuant to the Certificate.

3.             Covenants.

3.1              The Trust shall be bound by the terms of the Certificate and shall perform its obligations thereunder. The Trust acknowledges that the Excess Shares have no right to vote, cannot be sold by the Trust and that any dividends paid on such shares shall be held in trust by the Company as provided in the Certificate.

3.2              The Trust shall defend, indemnify and hold the Company harmless from and against any damage, loss, cost, expense (including reasonable attorneys’ fees, incurred by the Company in enforcing its rights under this Agreement or the Certificate), action, claim, proceeding or judgment arising out of any representation or warranty made by the Trust herein being untrue or incorrect in any respect, or (b) any failure of the Trust to perform its obligations under this Agreement or the Certificate.

3.3              The representations and warranties of the parties hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

4.             Amendments; Waivers.

4.1              This Agreement constitutes the entire agreement of the parties related to the subject matter hereof and supersedes all prior or contemporary agreements, representations, warranties, covenants, and understandings of the parties. This Agreement may not be amended, nor shall any waiver, change, modification, consent, or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent, or discharge is sought.

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4.2              Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation, or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of such term, condition, or breach of covenant, representation, or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right at a later time to enforce or require performance of such provision or of any other provision hereof; and no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

5.             Assignment; Successors and Assigns.

This Agreement shall not be assignable by any party without the written consent of the others. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.             Severability.

If any provision or provisions of this Agreement shall be, or shall be found to be, invalid, inoperative, or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative, and enforceable to the maximum extent permitted in such jurisdiction or in such case.

7.             Further Assurances.

The parties shall at their own expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement.

8.             Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one such counterpart.

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9.             Section and Other Headings.

The headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

10.           Notices.

All notices, requests, demands, consents, waivers, and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been given (i) upon delivery to the appropriate addresses stated below, if delivered personally, or (ii) three days after the date mailed to the appropriate addresses stated below, if mailed by first class certified mail, registered mail, or express mail, in each case with postage prepaid and return receipt requested, or (iii) on the next business day after the date sent to the appropriate addresses, if sent by a nationally recognized overnight delivery or courier service, with delivery charges prepaid and proof of delivery or receipt requested, or (iv) on the date sent to the appropriate addresses or fax numbers, if sent by e-mail, or fax, provided that a copy is sent within 24 hours thereafter by one of the other methods of giving notices permitted under this Section 11. The addresses, e-mail addresses, and fax numbers of the parties for purposes of this Section are set forth on Schedule 11. Any party may change its addresses, e-mail addresses, or fax numbers for purposes of this Section by giving notice of such change to all other parties in the manner permitted under this Section.

11.           Gender.

Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

12.           Law to Govern.

This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto are executing this Agreement as of the date and year first written above.

PRESIDENTIAL REALTY CORPORATION

By:	/S/ Alexander Ludwig
	Name:	Alexander Ludwig
	Title:	President
Address for Notice:
1430 Broadway
New York, NY 10018

NICKOLAS W. JEKOGIAN, JR., TRUSTEE OF THE BBJ IRREVOCBLE FAMILY TRUST

By:	/S/ Nickolas W. Jekogian, Jr.
	Name:	Nickolas W. Jekogian, Jr.
	Title:	Trustee
Address for Notice:
312 Lewis Rd.
Broomall, PA

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